UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2012 the Compensation Committee of the Board of Directors (the “Compensation Committee”) of NewMarket Corporation (the “Company”) approved grants of restricted stock awards to the Company’s named executive officers as set forth below. The awards will be granted on September 4, 2012 (the “Award Date”) pursuant to the Company’s 2004 Incentive Compensation and Stock Plan.

The restricted stock awards are as follows:

Officer	Number of shares of Common Stock
Thomas E. Gottwald	410
Steven M. Edmonds	205
David A. Fiorenza	205
Bruce R. Hazelgrove, III	205

The stock will vest on the third anniversary of the Award Date, provided the executive officer is employed by the Company through such date. The Company will also retain and withhold shares of stock from each award to satisfy minimum statutory tax obligations for each executive officer.

On August 15, 2012, the Compensation Committee also approved a grant of a stock award to Warren E. Huang, as set forth below. The award will be granted on the Award Date pursuant to the Company’s 2004 Incentive Compensation and Stock Plan.

The stock award to Mr. Huang is as follows:

Officer	Number of shares of Common Stock
C.S. Warren Huang	410

The stock awarded to Mr. Huang will vest immediately on the Award Date and may not be sold or otherwise transferred until September 4, 2013. The Company will also retain and withhold shares of stock from Mr. Huang’s award to satisfy minimum statutory tax obligations.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2012

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement